Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

May 4, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Bergio International, Inc.
Fairfield, New Jersey

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A, Amendment No. 1, Registration Statement under the Securities Act of 1933, filed by Bergio International, Inc. of our report dated March 30, 2010, relating to the financial statements of Bergio International, Inc., a Delaware Corporation, as of and for the period ending December 31, 2009.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan